Exhibit 99.1

Document Capture Appoints Ms. Roseann Larson to the Board of Directors and Chair of the Audit Committee

Distinguished Senior Executive Brings Extensive Global Management Expertise from Fortune 500 Companies Estee Lauder and Citicorp

SAN JOSE, CA Document Capture Technologies, Inc. (OTC.BB:DCMT - News), an IP-driven leader in the design, development and sale of next-generation mobile scanning technologies, today announced the appointment of Ms. Roseann Larson to its Board of Directors and Chair of DCT’s audit committee, effective as of June 8th.

Ms. Larson fills the vacancy on the board of directors created by Mr. William Hawkins’ resignation, effective June 8, 2010. Mr. Hawkins remains the Company’s President, COO and Secretary. His resignation from the Company’s board of directors and Ms. Larson subsequent appointment will assist the company in achieving full Sarbanes Oxley compliance due to her financial and strategic expertise.

“This senior appointment brings significant benefit to DCT’s Board as well as to our management team and shareholders. The Company looks forward to the addition of Ms. Larson’s extensive global experience, resources and contact network to enhance our operational efficiency as well as contribute to our strategic development and position us for further success.” Said David P. Clark, CEO of Document Capture. “With equal import, we also thank Mr. Hawkins for his years of service as a Board member and look forward to his continued and selfless work to maximize the company’s potential and shareholder return.”

Ms. Larson has held several executive positions with Estee Lauder Companies Inc. (NYSE - EL) in her more than twenty years with the company.  Most recently, Ms. Larson has held the position of Vice President and Program Manager, EMEA (Europe, Middle East and Africa) for Estee Lauder, responsible for the centralizing, standardization, and streamlining of the information systems across Estee Lauder’s global enterprise. At the commencement of her career at Estee Lauder in 1989, Ms. Larson was Manager, Internal Audit for Estee Lauder where she conducted operational, IT, financial, and environmental audits and contributed to fraud investigations for all divisions worldwide.

Prior to her tenure at Estee Lauder, Ms Larson held several accounting and financial positions at Citicorp (NYSE: C) from 1982 to 1989. Ms. Larson is a Certified Public Accountant and a member of the AICPA.  She earned a BBA in Accounting from Bernard Baruch College, New York, NY in 1980.

Document Capture has become a leader in the USB powered scanner market by capitalizing on the rapidly expanding demand for faster, easier-to-use products with increased security; targeting the critical public and corporate demand for state of the art information, identity and financial transaction digitization.

About Document Capture Technologies

Document Capture Technologies (DCT) is a worldwide leader in the design, development, manufacturing, and sale of USB powered mobile page-fed document capture solutions. Its vertical integration and innovative proprietary system development kits allow for a broad range of applications, faster time-to-market and ease of integration for its customers.

DCT has more than 45 key accounts, worldwide and a growing intellectual property (IP) portfolio that currently numbers more than 25 granted domestic and international patents as well as 3 pending. DCT maintains an aggressive IP strategy to defend its technology and market leadership position.

DCT provides more than 30 different products across five distinct categories, which are distributed globally through private label solutions to leading Tier 1 OEMs, VARs and other system integrators, including Burroughs, NCR, Qualcomm, Brother and Punch Telematix.

DCT has steadily grown its business in the health care, security, financial and transportation vertical markets. The company estimates that it and its licensees currently enjoy a majority share of the rapidly expanding USB-powered mobile scanner market.

For additional information, please see Document Capture's corporate website: www.docucap.com.

Forward-Looking Statements
Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond the Company's control that could cause actual events and results to differ materially from these statements. These risks include, without limitation, that there can be no assurance that any strategic opportunities will be available to the Company and that any strategic opportunities may only be available on terms not acceptable to the Company. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Document Capture undertakes no obligation to update publicly any forward-looking statements.

Contact:
Document Capture Technologies, Inc.
David P. Clark
CEO
408-213-3701
dclark@docucap.com